Exhibit 99.1

Igeneon Krebs-Immuntherapie	ERNST & YOUNG
Forschungs- und Entwicklungs AG
Financial Statements in accordance with US GAAP

REPORT OF INDEPENDENT AUDITORS

To the

Supervisory Board and Stockholders

Igeneon Krebs-Immuntherapie

Forschungs- und Entwicklungs AG

We have audited the accompanying balance sheets of Igeneon Krebs-Immuntherapie Forschungs- und Entwicklungs AG as of December 31, 2004 and 2003 and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Igeneon Krebs-Immuntherapie Forschungs- und Entwicklungs AG as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that Igeneon Krebs-Immuntherapie Forschungs- und Entwicklungs AG will continue as a going concern. As more fully described in Note 2, the Company has incurred recurring operating losses and will need to obtain additional funding to meet its operating needs. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Vienna, Austria 8 June 2005

ERNST & YOUNG

WIRTSCHAFTSPRÜFUNGGESELLSCHAFT MBH

Mag. Elfriede Baumann	Mag. Erich Lehner
Wirtschaftsprüfer	Wirtschaftsprüfer

IGENEON Krebs-Immuntherapie	section I
Forschungs- und Entwicklungs AG

BALANCE SHEETS

(all amounts in EUR)

	Dec 31, 2004	Dec 31, 2003
ASSETS

Current assets

Cash & cash equivalents	9,951,395	4,683,708
Current receivables	1,239,901	1,221,979

	11,191,297	5,905,687

Non-current assets

Other non-current assets	13,040	27,400
Tangible assets	1,232,558	1,676,902
Software	74,886	20,232

	1,320,484	1,724,535

Total assets	12,511,781	7,630,222

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Liabilities
Current liabilities

Trade payables	2,967,887	992,243
Current portion of long-term financial liabilities (thereof capital leases: EUR 297,202.37, 2003: EUR 271,541.10)	1,165,761	454,874
Other current liabilities and accruals	1,314,248	743,735

	5,447,896	2,190,852
Non-current liabilities

Non-current financial liabilities (thereof capital leases: EUR 525,792.17, 2003: EUR 764,060.50)	37,780,158	12,672,213
Other non-current liabilities	238,234	144,397

	38,018,392	12,816,610

Total liabilities	43,466,288	15,007,462

Stockholders’ equity (deficit)

Capital stock
Common stock - authorized 4,799,550 at December 31, 2004 and at December 31, 2003; issued and outstanding 1,704,800 at December 31, 2004, issued 1,704,800 and outstanding 1,644,150 at December 31, 2003	1,704,800	1,704,800
Preferred stock Class A: authorized 1,484,700 at December 31, 2004 and at December 31, 2003; issued and outstanding: 1,484,700 at December 31, 2004 and at December 31, 2003 - liquidation preference EUR 2,269,572 at December 31, 2004 and at December 31, 2003	1,484,700	1,484,700
Preferred stock Class B: authorized 3,000,000 at December 31, 2004 and at December 31, 2003; issued and outstanding: 3,000,000 at December 31, 2004 and at December 31, 2003 - liquidation preference EUR 30,000,000 at December 31, 2004 and at December 31, 2003	3,000,000	3,000,000
Preferred stock Class C: authorized 3,094,750 at December 31, 2004, none at December 31, 2003; issued and outstanding: none at December 31, 2004 and at December 31, 2003

Additional paid-in capital
Capital reserves	46,304,949	25,749,974
Deferred compensation	90,310	80,982

Treasury shares	0	(60,650)
Retained earnings (deficit)	(83,539,265)	(39,337,046)

Total stockholders’ equity (deficit)	(30,954,507)	(7,377,240)

Total liabilities and stockholders’ equity (deficit)	12,511,781	7,630,222

IGENEON Krebs-Immuntherapie	section II
Forschungs- und Entwicklungs AG

STATEMENTS OF INCOME

(all amounts in EUR)

	Jan 1, 2004 - Dec 31, 2004	Jan 1, 2003 - Dec 31, 2003
Grant revenue and Other	2,098,101	2,322,449

Costs and expenses
General and administrative expenses	(5,843,488)	(4,859,573)
Research and development expenses	(13,931,291)	(14,400,881)
Other operating expenses	0	(71,817)

Total costs and expenses	(19,774,779)	(19,332,271)

Loss from operations	(17,676,678)	(17,009,822)

Other income (expense)
Interest income	301,268	342,679
Interest expense including amortized discount	(26,636,552)	(851,789)
Loss on extinguishment of debt	(186,758)	0

Loss before taxes	(44,198,720)	(17,518,932)

Taxes on income	(3,500)	(3,500)

Net loss	(44,202,220)	(17,522,432)

Igeneon Krebs-Immuntherapie	section III
Forschungs- und Entwicklungs AG

STATEMENTS OF CASH FLOWS

(all amounts in EUR)

	Jan 1, 2004 - Dec 31, 2004	Jan 1, 2003 - Dec 31, 2003
Cash flows from operating activities
Net Loss	(44,202,220)	(17,522,432)
Adjustments to reconcile net loss to net cash used in operating activities
+ Depreciation and amortization	644,795	573,193
- Gain on sale of facility	0	(137)
+ Amortization of deferred financing costs	737,913	317,107
+ Amortization on discount on convertible	3,341,472	283,006
+ Amortization of Beneficial Convertion Feature	20,615,625
+ Loss on extinguishment of debt	186,758	0
+ Deferred compensation	9,328	20,351
Change in assets and liabilities (working capital)
+ Decrease / - increase in current receivables	(17,191)	(695,608)
+ Decrease / - increase in other non-current assets	14,359	24,893
+ Increase / - decrease in trade and other liabilities	628,026	218,041
+ Increase / - decrease in provisions and accruals	2,007,531	(202,557)

Net cash used in operating activities	(16,033,602)	(16,984,143)

Cash flows from investing activities
- Capital expenditures	(185,154)	(200,621)
+ Proceeds from sale of assets	0	9,868

Net cash used in investing activities	(185,154)	(190,753)

Cash flows from financing activities
+ Proceeds from issue of bonds	20,400,000	0
+ Proceeds from long-term borrowings	1,780,000	600,000
- Repayment of long-term borrowings	(183,333)	0
- Repayment of long-term financial liabilities	(278,852)	(279,138)
- Transaction costs	(231,372)	36,000

Net cash received from financing activities	21,486,443	356,862

Net increase (decrease) in cash and cash equivalents	5,267,687	(16,818,033)
Cash and cash equivalents at the beginning of the year	4,683,708	21,501,741

Cash and cash equivalents at the end of the year	9,951,395	4,683,708

Supplemental disclosure of cash flow information
Interest paid	148,523	135,368
Income taxes paid	3,500	3,500

Schedule of non-cash operating, investing and financing activities
Equipment acquired through the assumption of obligations under capital leases	66,245	793,696

IGENEON Krebs-Immuntherapie	section IV
Forschungs- und Entwicklungs AG

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(all amounts in EUR)

	Nominal capital
	Ordinary shares	Preferred Class A	Preferred Class B	Capital reserves	Deferred compensation	Treasury shares	Retained earnings (deficit)	Total
Jan 1, 2003	1,704,800	1,484,700	3,000,000	25,749,974	60,630	(60,650)	(21,814,613)	10,124,840

Deferred compensation	0	0	0	0	20,351	0	0	20,351

Loss after tax	0	0	0	0	0	0	(17,522,432)	(17,522,432)

Dec 31, 2003	1,704,800	1,484,700	3,000,000	25,749,974	80,982	(60,650)	(39,337,046)	(7,377,240)

Jan 1, 2004	1,704,800	1,484,700	3,000,000	25,749,974	80,982	(60,650)	(39,337,046)	(7,377,240)

Beneficial Convertion Feature	0	0	0	20,615,625	0	0	0	20,615,625

Deferred compensation	0	0	0	0	9,328	0	0	9,328

Transfer to capital reserves	0	0	0	(60,650)	0	60,650	0	0

Loss after tax	0	0	0	0	0	0	(44,202,220)	(44,202,220)

Dec 31, 2004	1,704,800	1,484,700	3,000,000	46,304,949	90,310	0	(83,539,265)	(30,954,507)

Igeneon Krebs-Immuntherapie	section V / 1
Forschungs- und Entwicklungs AG

NOTES

TO THE FINANCIAL STATEMENTS

(all amounts in EUR)

1. Organization and Operations

Igeneon Krebs-Immuntherapie Forschungs- und Entwicklungs AG (hereafter “Igeneon” or the “Company”) is a clinical stage biopharmaceutical company focused on the development of active and passive cancer immunotherapies designed to prevent or delay the development of metastases in cancers of epithelial origin. Igeneon is a joint stock corporation (AG) which is registered in the Register of Companies maintained by the Commercial Court of Vienna under FN 181136 b; the Company’s registered office is at Brunner Strasse 69, Objekt 3, A-1230 Vienna.

Igeneon does not have any products approved for sale. Therefore, Igeneon does not generate any revenue from the sale of its products. Igeneon has experienced significant operating losses since its inception in 1999 and expects to continue incurring significant operating losses for at least the next several years as Igeneon continues its clinical trials, applies for regulatory approvals and continues its research and development efforts.

Igeneon’s lead product candidate IGN101 is a cancer vaccine designed to induce an immune response against disseminated tumor cells. Igeneon anticipates that IGN101 may slow down or prevent the formation of metastases. Igeneon’s second most advanced product candidate is IGN311, a monoclonal antibody targeting Lewis Y-positive cancer cells. IGN311 is expected to report results from a Phase I trial in 2005. Igeneon has a number of additional research projects in preclinical development.

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Forschungs- und Entwicklungs AG

2. Summary of Significant Accounting Policies

Going concern

The Company had continuing operating losses which were fully in line with the budget for the year 2004 and with the Company’s long-term business plan, which is based on long term investments in research and development and regular financing by way of capital increases and corporate partnerships. As of December 31, 2004 the Company also exhibited negative stockholder’s equity. While the losses are in line with management expectations, the need to raise significant additional capital raises substantial doubt about the ability to continue as a going concern. If the Company should be unable to raise additional capital, the Company might not be able to continue as a going concern. There can be no assurance that the Company can raise sufficient capital to meet its operating needs or current obligations as become due.

Management has undertaken steps to obtain additional financing. In December 2004 the Company signed a Stock Purchase Agreement with Aphton Corporation under which Aphton was to acquire 100% of the equity securities of the Company (this transaction has subsequently closed, see Note 12). As a subsidiary of Aphton, the Company will most probably not raise equity on its own but will be dependent on financing obtained through Aphton as its parent company. Under the terms of the Stock Purchase Agreement, Aphton has the obligation to maintain the corporate existence of the Company as a going concern under the Laws of Austria for a period of at least twelve months. However, there can be no assurance that either the Company or Aphton will be able to raise sufficient capital to meet the operating needs of the Company and meet the obligations of the Company as they become due.

The financial statements have been prepared on a going concern basis and do not reflect any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result should the Company be unable to obtain sufficient capital to meet its needs.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (U.S.) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates, however, management believes such differences are unlikely to be significant.

Research and Development Expenses

In accordance with SFAS 2 “Accounting for Research and Development Costs” costs of equipment, facilities and inventory that are acquired or constructed for a particular research and development project and that have no alternative future uses in other research and development projects or otherwise and therefore no separate economic values are research and development costs at the time the costs are incurred.

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Forschungs- und Entwicklungs AG

General and Administrative Expenses

General and administrative expenses represent overhead expenses not clearly related to research and development expense. A significant portion of these expenses are related to legal costs and salaries.

Equipment and Improvements

Tangible assets and software

Tangible assets and software are disclosed at historical cost less accumulated depreciation and amortization. Scheduled depreciation and amortization is calculated on individual assets on a straight line basis so that assets are written off over their estimated useful life.

In calculating the estimated useful life, the expected economic and technical life is taken into consideration. The useful life of tangible assets is as follows:

Leasehold improvements	5–10 years
Laboratory appliances	4–20 years
IT equipment	4 years
Other plant and office equipment	4–10 years
Software licenses	2–4 years

At balance sheet date tangible assets and software that are expected to be held and used in the business are reviewed for any indications of impairment. If indicators are noted and the carrying value of assets exceeds the expected future cash flows related to those assets, impairment losses are recognized to reflect any excess of carrying amounts over the fair value of assets. Repairs that do not increase the expected useful life of assets are charged to current expenses.

Depreciation of leasehold improvements is calculated over the shorter of the useful life of the asset or the term of the lease.

Tangible assets acquired under capital leases are capitalized at the lower of the present value of the minimum lease payments or the fair value of the lease property. Depreciation is calculated over the shorter of the useful life of the asset or the term of the lease.

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Forschungs- und Entwicklungs AG

Payments under license agreements are treated as expense, unless they are linked to specific regulatory approval required for the manufacture, use and sale of a compound falling under the terms of the relevant license. No such payments have been capitalized up to date. Payments under license agreements are expensed when occurred unless it is probable that a milestone will be achieved. In that case an accrual for milestone payments will be made.

Income Taxes

The Company accounts for income taxes pursuant to Statement of Financial Accounting Standards (SFAS) No. 109, “Accounting for Income Taxes”, which requires an asset and liability approach in accounting for income taxes. Under this method, the amount of deferred tax asset or liability is calculated by applying the rates of enacted tax laws to the differences in the bases of assets and liabilities for financial and income tax purposes. Income tax expense is the tax payable for the period and the change during the period in deferred tax assets and liabilities.

Deferred tax assets/liabilities are calculated using the corporate income tax rate of 25% that was effective during the period (prior years’ deferred income taxes have been calculated using the 34% tax rate that was the statutory rate in effect during the period).

Deferred income taxes are recognized in full, and then a valuation allowance unless it is more likely than not that the amounts will be recovered.

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Forschungs- und Entwicklungs AG

Financial Instruments

The carrying amounts of financial instruments including cash equivalents, receivables, trade payables and other current liabilities and accruals approximated fair value as of December 31, 2004 and December 31, 2003, because of the relatively short-term maturity of these instruments.

Financial liabilities include loans granted in connection with funding for specific research projects; lenders could require repayment of these loans if the Company does not provide sufficient funding of the projects for which the loans were granted.

The effective interest rate of the Convertible Bond 2004 for the 25% portion not subject to mandatory conversion amounts to about 4.5%; the nominal interest rate amounts to 4% (for the period January 1, 2004 – September 30, 2004).

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Forschungs- und Entwicklungs AG

Further information regarding convertible bonds is included in Note 6.

Cash equivalents

The Company considers all instruments with original or remaining maturities of three months or less, to be cash equivalents.

Credit Risk

The carrying value of receivables represent the maximum credit risk and default risk. A concentration of credit risks exist insofar as money market mutual funds contained in cash equivalents consist of shares in one mutual fund, DB Portfolio Euro Liquidity.

Accounting for Grants

Grants which are not repayable are recognized as income for the same periods as the corresponding costs, which they are intended to offset. Grants related to assets are shown in the balance sheet as deductions from the acquisition costs of the corresponding assets. The Company must comply with the rules and regulations of the relevant institution providing the grant. Grants are subject to audit by the grantor. Prior adjustments from audits have not been significant.

The Wiener Wirtschaftsförderungsfonds (WWFF) may also revoke grants within three years of payment in case of non-compliance with the terms of the respective grant, which includes relocation of value-adding activities outside Vienna. The Company believes it has complied with all such rules, and does not expect to have to repay any amounts that have been granted or applied for.

Stock-based Compensation

US GAAP permits two methods of accounting for stock options: the intrinsic value method and the fair value method. Under the intrinsic value method as set out in Accounting Principles Board Opinion No. 25 “Accounting for Stock Issued to Employees”, compensation cost equal to the difference between the market price of the shares and the option price on the measurement date (the date upon which both the number of shares the employee is entitled to receive and option price is known) is recognized from the date of grant over the vesting period of options. Where the measurement date occurs after the date of grant, as in the case of performance related options, compensation cost would be recorded under variable plan accounting such that the difference between the price of the shares at each balance sheet date and the option exercise price would be charged to income over the vesting period and would be adjusted in subsequent periods up to the measurement date. Where the performance condition is such that management cannot make a reasonable estimate because the Company cannot control the condition, such as the successful completion of an initial public offering, no compensation cost is recognized until the performance condition is satisfied.

SFAS 123 “Accounting for Stock Based Compensation” introduced a fair value based method of accounting for stock based compensation. Under the fair value method of accounting as set out in SFAS 123, the total amount of compensation cost represents the estimated fair value of each option determined at the grant date that will eventually vest, and is recognized over the vesting period of the option. SFAS 123 encourages, but does not require, companies to recognize expense for grants of stock, stock options and other equity instruments to employees based on fair value accounting rules. Companies which choose not to adopt the intrinsic value method are required to disclose pro forma net income and earnings per share under the fair value method. In addition, detailed disclosures are required concerning the plan terms, exercise prices and the assumptions used in measuring fair value of stock based grants. Igeneon chose to account for stock-based compensation based on the liabilities of APB Opinion 25.

The Black-Scholes-Merton option valuation model was used to price the options granted under the various Stock Option Plans. The fair value is based on the assumption that all options are granted at the date of the respective Supervisory Board approval.

Valuation at time of award	Plan March 2001	Plan December 2001	Plan April 2002
Total fair value	92,184.00	2,490,677.52	349,358.00
Basis of calculation:

Expected life of the option	8	8	7
Risk free interest rate	4.73%	4.70%	4.90%
Term of the options	Unlimited	2009	2009
Volatility (Biotech Index)	40%	40%	40%
Dividend yield	N/A	N/A	N/A

The following table summarizes the results as if the stock-based employee compensation expense for the periods ended December 31, 2004 and December 31, 2003 had been recognized on the basis of SFAS 123:

	Jan 1, 2004 – Dec 31, 2004	Jan 1, 2003 – Dec 31, 2003
Net loss, as reported	(44,202,219.68)	(17,522,432.27)

Add: Stock-based employee compensation expense included in reported net loss, net of related tax effects	9,327.75	20,351.44

Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(30,728.00)	(30,728.00)

Pro forma net loss	(44,223,619.93)	(17,532,808.83)

Recent Accounting Pronouncements

In December 2003, the Financial Accounting Standards Board (FASB) issued a revision to Interpretation No. 46, “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51” (FIN 46R or the Interpretation). FIN 46R clarifies the application of ARB No. 51 to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support. FIN 46R requires the consolidation of these entities,

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Forschungs- und Entwicklungs AG

known as variable interest entities (VIEs), by the primary beneficiary of the entity. The primary beneficiary is the entity, if any, that will absorb a majority of the entity’s expected losses, receive a majority of the entity’s expected residual returns, or both.

Among other changes, the revisions of FIN 46R (a) clarified some requirements of the original FIN 46, which had been issued in January 2003, (b) eased some implementation problems, and (c) added new scope exceptions. Under the guidance of FIN 46R, entities that do not have interests in structures that are commonly referred to as variable interest entities are required to apply the rules of the interpretation in financials statements for periods ending after March 14, 2004. Igeneon does not have interests in variable interest entities and therefore the adoption of FIN 46 (R) did not have a material impact on its financial position, results of operations or cash flows.

In November 2004, the FASB issued SFAS No. 151, “Inventory Costs - an amendment of ARB No. 43, Chapter 4” in an effort to unite the United States accounting standards for inventories with International Accounting Standards leading to consistent application of certain accounting requirements. FAS 151 addresses accounting for abnormal amounts of freight, handling costs, idle facility expense and spoilage (wasted material) and requires that these costs be recognized as current period expenses. Previously, these costs had to be categorized as “so abnormal as to require treatment as current period charges.” In addition, allocation of fixed production overheads to the costs of conversion must be based on the normal capacity of the production facilities. FAS 151 will be effective for fiscal periods beginning after June 15, 2005. The adoption of this statement is not expected to impact the Company’s operating results, financial position or cash flows.

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123 (revised 2004), Share Based Payment (“SFAS 123R”). This statement is a revision to SFAS No. 123, Accounting for Stock-Based Compensation, and supersedes Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. This statement is effective for the periods that begin after December 15, 2005. The Company has not quantified the impact of the adoption of SFAS 123R on its financial condition or results of operations.

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Non-monetary Assets – an amendment of APB Opinion No. 29.” This statement requires that non-monetary exchanges must be recorded at fair value and the appropriate gain or loss must be recognized so long as the fair value is determinable and the transaction has commercial substance. According to this statement, companies can no longer use the “similar productive assets” concept to account for non-monetary exchanges at book value with no gain or loss being recognized. FAS 153 will be effective for fiscal periods beginning after June 15, 2005. The adoption of this statement may impact the Company’s operating results, financial position or cash flows in future periods if such a non-monetary exchange occurs.

Igeneon Krebs-Immuntherapie	section V / 8
Forschungs- und Entwicklungs AG

3. License and Co-Promotion Agreements

On June 25, 2002 the Company entered into a license agreement with Protein Design Labs, Inc. (PDL) under an option agreement signed by the companies in 2000. The Company receives exclusive worldwide rights to develop and market humanized monoclonal antibody while PDL receives an upfront fee, milestone payments and royalties on any product sales generated by the antibody. The upfront fee was expensed in the period paid, and any substantive milestones are expensed when the milestones are reached. Any royalties will be accrued as product sales are made. There are currently no products being sold under this agreement.

4. Equipment and Improvements

The tangible assets consist mainly of laboratory appliances, furniture and fixtures and IT equipment.

There are no restrictions of title affecting the assets, and there are no pledged assets acting as security for debts, with the exception of leased assets.

During 2004 the Company invested EUR 255,386 (2003: EUR 954,425) in tangible assets and software. Additions to tangible assets of EUR 150,756 (2003: EUR 938,483) are mainly laboratory appliances of EUR 51,512 (2003: 621,911), furniture and fixtures of EUR 39,032 (2003: 135,438) and IT equipment of EUR 60,212 (2003: 181,134).

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The movement on tangible assets and software in 2004 is as follows:

		Tangible assets	Software	Total
Acquisition costs	Jan 1, 2004	2,927,013.22	53,615.44	2,980,628.66
Accumulated depreciation	Jan 1, 2004	1,250,110.78	33,383.19	1,283,493.97

Net book value	Jan 1, 2004	1,676,902.44	20,232.25	1,697,134.69

Additions		150,755.83	104,629.76	255,385.59
Disposals		-280.66	0.00	-280.66
Depreciation and amortization		-594,819.36	-49,975.97	-644,795.33

Net book value	Dec 31, 2004	1,232,558.25	74,886.04	1,307,444.29

Accumulated depreciation	Dec 31, 2004	1,809,808.41	82,482.71	1,892,291.12
Acquisition costs	Dec 31, 2004	3,042,366.66	157,368.75	3,199,735.41

The movement on tangible assets and software in 2003 is as follows:
		Tangible assets	Software	Total
Acquisition costs	Jan 1, 2003	2,031,825.39	41,316.52	2,073,141.91
Accumulated depreciation	Jan 1, 2003	726,595.67	20,912.57	747,508.24

Net book value	Jan 1, 2003	1,305,229.72	20,403.95	1,325,633.67

Additions		938,482.81	15,941.81	954,424.62
Disposals		-9,730.94	0.00	-9,730.94
Depreciation and amortization		-557,079.15	-16,113.51	-573,192.66

Net book value	Dec 31, 2003	1,676,902.44	20,232.25	1,697,134.69

Accumulated depreciation	Dec 31, 2003	1,250,110.78	33,383.19	1,283,493.97
Acquisition costs	Dec 31, 2003	2,927,013.22	53,615.44	2,980,628.66

The change in acquisition costs in 2004 is as follows:
		Tangible assets	Software	Total
Acquisition costs	Jan 1, 2004	2,927,013.22	53,615.44	2,980,628.66

Additions		150,755.83	104,629.76	255,385.59
Disposals		-35,402.39	-876.45	-36,278.84

Acquisition costs	Dec 31, 2004	3,042,366.66	157,368.75	3,199,735.41

The change in acquisition costs in 2003 is as follows:
		Tangible assets	Software	Total
Acquisition costs	Jan 1, 2003	2,031,825.39	41,316.52	2,073,141.91

Additions		938,482.81	15,941.81	954,424.62
Disposals		-43,294.98	-3,642.89	-46,937.87

Acquisition costs	Dec 31, 2003	2,927,013.22	53,615.44	2,980,628.66

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The movement on tangible assets in 2004 can be further broken down as follows:

		Laboratory appliances	Furniture and fixtures	IT equipment
Acquisition costs	1 Jan 2004	2,147,759.15	262,808.38	516,445.69
Accumulated depreciation	1 Jan 2004	943,222.43	74,806.80	232,081.55

Net book value	Jan 1, 2004	1,204,536.72	188,001.58	284,364.14

Additions		51,511.87	39,031.80	60,212.16
Disposals		-280.66	0.00	0.00
Depreciation		-402,444.99	-55,544.76	-136,829.61

Net book value	Dec 31, 2004	853,322.94	171,488.62	207,746.69

whereof leased assets:
Net book value	Dec 31, 2004	526,615.89	48,870.42	184,252.06

Accumulated depreciation	Dec 31, 2004	1,339,114.88	118,048.03	352,645.50
Acquisition costs	Dec 31, 2004	2,192,437.82	289,536.65	560,392.19

The movement on tangible assets in 2003 can be further broken down as follows:
		Laboratory appliances	Furniture and fixtures	IT equipment
Acquisition costs	1 Jan 2003	1,545,880.86	141,144.97	344,799.56
Accumulated depreciation	1 Jan 2003	576,664.89	33,748.01	116,182.77

Net book value	Jan 1, 2003	969,215.97	107,396.96	228,616.79

Additions		621,910.66	135,438.01	181,134.14
Disposals		-5,905.11	0.00	-3,825.83
Depreciation		-380,684.80	-54,833.40	-121,560.95

Net book value	Dec 31, 2003	1,204,536.72	188,001.57	284,364.15

whereof leased assets:
Net book value	Dec 31, 2003	683,058.00	61,082.75	228,564.03

Accumulated depreciation	Dec 31, 2003	943,222.43	74,806.80	232,081.55
Acquisition costs	Dec 31, 2003	2,147,759.15	262,808.37	516,445.69

Total depreciation and amortization in the amount of EUR 644,795 (2003: EUR 573,193) includes depreciation of EUR 279,211 (2003: EUR 237,769) for assets reported under capital leases.

Igeneon Krebs-Immuntherapie	section V / 11
Forschungs- und Entwicklungs AG

5. Accrued Liabilities

Liabilities are in 2004 as follows:

EUR	Jan 1, 2004	Used	Releases	Additions	Dec 31, 2004
Statutory severance payments	134,912.98	0.00	0.00	23,438.81	158,351.79
Anniversary bonuses	9,483.70	0.00	168.88	0.00	9,314.82
AWS profit share	0.00	0.00	0.00	67,000.00	67,000.00
Termination of employment contracts	0.00	0.00	0.00	3,567.42	3,567.42

Subtotal: non-current liabilities	144,396.68	0.00	168.88	94,006.23	238,234.03

Supervisory Board fees	42,000.00	42,000.00	0.00	48,000.00	48,000.00
Bonuses	191,047.66	161,478.95	29,568.71	264,892.00	264,892.00
Termination of employment contracts	0.00	0.00	0.00	168,203.95	168,203.95
Additional risk on termination of employment contracts	0.00	0.00	0.00	50,000.00	50,000.00
Interest AWS-Mezzanin	0.00	0.00	0.00	193,014.96	193,014.96
Staff standby costs	0.00	0.00	0.00	56,626.00	56,626.00
Unused vacations	326,205.15	326,205.15	0.00	377,593.28	377,593.28
Other personnel cost	184,482.19	184,482.19	0.00	155,918.08	155,918.08

Subtotal: current liabilities and accruals	743,735.00	714,166.29	29,568.71	1,314,248.27	1,314,248.27

Total	888,131.68	714,166.29	29,737.59	1,408,254.50	1,552,482.30

Accrued liabilities includes accruals for probable contingent losses for their most likely amounts. Accrued liabilities related to disputes with previously terminated employment contracts have been accrued for the most likely settlement amount of EUR 50,000, however, the range of loss for such matters is estimated to be up to approximately EUR 433,000. All employees are covered by the collective bargaining agreement for the chemical industry.

In connection with the restructuring of the management of the Company upon and following closing of the merger with Aphton as described in Note 12, the Company accrued and paid certain key employees approximately EUR 710,000. An additional key employee has a contract which requires a similar payment to be made in the event he is severed or does not retain his current position with the Company that has a potential total additional payout of approximately EUR 150,000.

Liabilities are in 2003 as follows:

EUR	Jan 1, 2003	Used	Releases	Additions	Dec 31, 2003
Severance payments	78,540.77	2,602.42	0.00	58,974.63	134,912.98
Anniversary bonuses	5,152.91	0.00	0.00	4,330.79	9,483.70

Subtotal: non-current liabilities	83,693.68	2,602.42	0.00	63,305.42	144,396.68

Supervisory Board fees	42,000.00	42,000.00	0.00	42,000.00	42,000.00
Bonuses	216,307.90	197,025.69	19,282.21	191,047.66	191,047.66
Unused vacations	276,419.89	276,419.89	0.00	326,205.15	326,205.15
Other personnel cost	129,468.43	129,468.43	0.00	184,482.19	184,482.19

Subtotal: current liabilities and accruals	664,196.22	644,914.01	19,282.21	743,735.00	743,735.00

Total	747,889.90	647,516.43	19,282.21	807,040.42	888,131.68

Igeneon Krebs-Immuntherapie	section V / 12
Forschungs- und Entwicklungs AG

Statutory severance payments

Employees of Austrian companies are entitled to receive severance payments upon termination of their employment or on reaching normal retirement age. Besides the legal obligation for severance payments there are no contractual postretirement benefit-plans. The entitlements depend on years of service and final compensation levels. Although these obligations are for tax reasons partly funded, the debt instruments and fund shares do not qualify as plan assets under US GAAP.

Under US GAAP such liabilities are calculated according to the projected unit credit method. Actuarial gains and losses that fall within a corridor defined as 10% of the greater of the projected benefit obligation and the market value of plan assets at the beginning of the year are not recognized. The excess actuarial gains and losses that fall outside this corridor are amortized over the average remaining service period of active employees participating in the plan. US GAAP also requires an additional minimum pension obligation to be recorded if the accumulated benefit obligation exceeds the fair value of plan assets plus the existing accrued liability. If an additional obligation requiring to be recognized exceeds unrecognized prior service entitlement, the excess is recorded in other comprehensive income net of taxes.

The changes in the liability during the year were as follows:

	2004	2003
Project benefit obligation (PBO) at start of period	146,945.90	78,540.77
Service cost	59,628.07	56,748.99
Interest cost	9,236.92	7,425.90
Severance payments	(46,288.89)	(7,802.68)
Actuarial (gain) loss for the period	30,964.27	12,032.92

Projected benefit obligation at end of period	200,486.27	146,945.90

	2004	2003
Projected benefit obligation (PBO)	200,486.27	146,945.90
Plan assets	0.00	0.00
Unrecognized actuarial gain (loss) on PBO	(42,134.48)	(12,032.92)
Additional minimum pension liability	0.00	0.00

Liability according to US GAAP	158,351.79	134,912.98

Igeneon Krebs-Immuntherapie	section V / 13
Forschungs- und Entwicklungs AG

	2004	2003
Accumulated benefit obligation (ABO)	126,394.09	100,591.73
Future salary increases	74,092.18	46,354.17

Projected benefit obligation (PBO)	200,486.27	146,945.90

	2004	2003
Service cost	59,628.07	56,748.99
Interest cost	9,236.92	7,425.90
Amortization of net loss / (gain)	862.71	0.00

Net periodic severance cost	69,727.70	64,174.89

The average remaining period for amortization of unrecognized actuarial results is 18 years (2004) and 14 years (2003).

The benefits as of December 31, 2004 expected to be paid upon employees reaching their statutory retirement age within the next five years will amount to EUR 8,569 (the whole amount to be potentially paid out in 2007) and EUR 79,922 for the five years thereafter (2010-2014).

The estimated benefits as of December 31, 2003 expected to be paid upon employees reaching their statutory retirement age within the following five years will amount to EUR 8,600 (the whole amount to be potentially paid out in 2007) and EUR 17,400 for the five years thereafter (2009-2013).

Actuarial assumptions	2004	2003
Discount rate	5.00%	5.50%
Salary increases	3.50%	3.50%
Retirement age: women / men	56.5–65 / 61.5-65	56.5 / 61.5

The measurement date of this plan is the balance sheet date.

Igeneon Krebs-Immuntherapie	section V / 14
Forschungs- und Entwicklungs AG

6. Convertible Bonds

In October 2002 the Company issued EUR 7,875,000 of 4% convertible bonds (“Convertible Bonds 2002”). The bonds are subordinated to all other debt of the Company. The bonds have a term of 5 years and mature in October 2007. Bondholders have the right and the contractual obligation to convert their bonds into shares in the Company in the event of an Initial Public Offering (IPO) or Private Placement (PP).

The convertible bonds are accounted for in accordance with APB No. 14, “Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants”. For the financial statements 2003, therefore, the Convertible Bonds 2002 is classified as a liability.

In February 2004 the Company issued convertible bonds (“Convertible Bonds 2004”) with a total face value of EUR 22,666,667 at a discount of 10% for a total consideration of EUR 20,400,000 (“Series C financing round”). The Convertible Bonds 2004 consists of 22,666,667 bonds with a face value of EUR 1 each. Upon issuance of the Convertible Bonds 2004, the terms of all outstanding Convertible Bonds 2002 were converted into terms equivalent to the Convertible Bonds 2004. The modification of the Convertible Bonds 2002 has been treated as a debt extinguishment in accordance with APB 26 “Early Extinguishment of Debt”. Accordingly, the difference between the fair value of the modified bond and its book value, EUR 186,758, has been recognized.

The Convertible Bonds 2004 are subordinated to all other existing and/or future debt of the Company of whatever kind, but ranks pari passu with the Convertible Bonds 2002. The term of the Convertible Bonds 2004 is five years, maturing on February 29, 2009. It bears interest at 4% p.a. on its face value from January 1, 2004 until September 30, 2004. Interest shall cease to accrue on any portion of the Convertible Bond 2004 that is not converted by September 30, 2004. The total interest amounts to EUR 678,137.

Igeneon Krebs-Immuntherapie	section V / 15
Forschungs- und Entwicklungs AG

Instead of receiving repayment from the Company of the face value of the bonds plus accrued interest at the end of the term, each Series C investor shall have the right to convert to Series C Preferred Stock (or the obligation under certain mandatory conversion conditions), to convert all bonds or portions thereof into newly issued Class C preferred shares. The number of Class C preferred shares to be received by each Series C investor upon conversion shall be determined by dividing the aggregate face value of the bonds plus interest accrued until September 30, 2004 by the conversion price that is applicable as discussed below.

Series C investors and the 2002 bondholders are treated equally with the shareholders with respect to the Convertible Bonds 2004 and the 2002.

Class C preferred shares resulting from conversion of the Convertible Bonds 2004 and 2002 shall have a liquidation preference over Class B preferred shares, Class A preferred shares and over common stock in the event of a liquidation or winding up of the Company. In the event of a trade sale, merger or asset deal, holders of Class C preferred shares have a preference on proceeds (“C Sale Preference”) over Class B preferred shares, Class A preferred shares and common stock for the amount of capital invested in the course of the Series C financing round, including interest of 6% p.a. on capital with effect from January 1, 2004. In the event of an asset deal, the holders of Class C preferred shares shall be entitled to receive from the proceeds of sale of such assets an advance dividend payment on the amount of the Class C preference shares, subject always to the maximum distribution limit permitted under the applicable law. In such a case, the Class C preferred shares shall have a preference over the Class B preferred shares.

If the Convertible Bonds 2004 and 2002 remain un-converted as of November 30, 2004, then 75% of such bonds must be mandatorily converted to Series C preferred stock. The conversion price of the shares into which 75% of the bond is mandatorily convertible at November 30, 2004 is EUR 1 per share, resulting in 23,877,164 shares to be issued.

On December 14, 2004 the Company entered into agreements with Aphton Corporation (Nasdaq: APHT). Under these agreements, Igeneon stockholders will receive 21.5 million shares of Aphton common stock in exchange for 100% of the equity of Igeneon, including the shares due upon conversion of the Convertible Bonds 2002 and the Convertible Bonds 2004 (“the Transaction”).

Igeneon Krebs-Immuntherapie	section V / 16
Forschungs- und Entwicklungs AG

The Transaction has been independently reviewed and approved by the boards of both companies and the Aphton stockholders. With respect to the Convertible Bonds 2002 and the Convertible Bonds 2004, the agreements provide that the 2002 Bond Holders and the 2004 Bond Holders shall not be obliged to convert, pursuant to the previously existing agreements, the 2002 Bonds and the 2004 Bonds into Igeneon shares prior to the Transaction. The 75% of the Convertible Bonds 2002 and the Convertible Bonds 2004 which were previously scheduled for conversion in 2004 have therefore not yet been converted and will not be converted until the Transaction has been closed. The terms of the convertible bonds remain unchanged.

As a result of the merger with Aphton, the bonds had not been legally converted as of December 31, 2004. Since uncertainty remains as to the eventual conversion, the Convertible Bonds 2002 and the Convertible Bonds 2004 have been classified as liability as of December 31, 2004.

75% of interest and discount as well as the respective transaction costs have been treated as an expense in 2004, since 75% of the bonds were due to convert in 2004. 25% of interest and discount as well as the respective transaction costs are amortized over the term of the convertible bond. As of December 31, 2004 the unamortized portion of interest and discount as well as the respective transaction costs, which are offset against the convertible bonds, amount to EUR 1,474,962 (2003: EUR 1,344,008).

Since the bonds were convertible into preferred series C shares at a price less than the estimated fair value of those shares at the date of bond issuance, the 75% portion of the bonds that are mandatorily convertible at November 30, 2004 contain a beneficial conversion feature amounting to EUR 20,615,625 which has been treated as an expense in 2004. The estimated fair value of the shares of preferred series C issuable at the mandatory November 30, 2004 conversion date was in excess of EUR 43,000,000 at the date the bonds were issued. The remaining 25% of the bonds contain a contingent beneficial conversion feature, as the holders are required to convert at a conversion price of EUR 1.00 (a total of 7,959,055 shares) or if the applicable transaction price is below the price of EUR 0.87, at such a price per share after November 30, 2004 as a result of the closing of a qualifying transaction.

7. Interest-bearing loans

As of December 31, 2004, interest-bearing loans in an amount of EUR 5,918,852 (2003: EUR 5,007,410) were included in non-current financial liabilities and in an amount of EUR 868,558 (2003: EUR 183,333) in current portion of long-term financial liabilities. The interest-bearing loans are as follows.

Lender	in EUR	Maturity	Interest rate
Austria Wirtschaftsservice	436,037.01	30 Jun 2011	8.5%
Österreichische	339,600.59	30 Sep 2005	2.0%
Forschungsförderungs-gesellschaft Österreichische	465,106.14	30 Jun 2006	3.0%
Forschungsförderungs-gesellschaft Bank Austria Creditanstalt (ERP-Investitionskredit)	2,250,000.00	1 Jul 2006	0.5%
Bank Austria Creditanstalt (FFG-Investitionskredit)	916,666.67	30 Jun 2007	3-m.EURIBOR +0.6%
Erste Bank (FFG-Kredit)	600,000.00	31 Mar 2008	3-m.EURIBOR +0.6%
Bank Austria Creditanstalt (FFG-Kredit)	780,000.00	30 Jun 2009	3-m.EURIBOR +0.5%
Erste Bank (AWS-Kredit)	1,000,000.00	1 Jul 2010	3-m.EURIBOR +0.5%

On the basis of an application (SF-Finanzierungsansuchen) dated May 31, 1999, Austria Wirtschaftsservice (AWS), formerly Innovationsagentur, granted Igeneon seed financing in the form of a loan amounting to EUR 436,037.00 for its research and development work on cancer vaccines. Project funding is provided as mezzanine capital in three tranches, which have been fully paid out. The duration of the loan is 10 years, starting on July 1, 2001, with a grace period of 3 years before repayment begins. In connection with the Aphton transaction, AWS has indicated that the terms of the seed financing might be adjusted upon closing.

Igeneon Krebs-Immuntherapie	section V / 17
Forschungs- und Entwicklungs AG

The loan granted by Österreichische Forschungsförderungsgesellschaft (FFG), formerly Forschungsförderungsfonds für die gewerbliche Wirtschaft (FFF) maturing on September 30, 2005 has been partially repaid, bringing the nominal amount outstanding down to EUR 339,600.59.

For the ERP-Investitionskredit AWS (formerly Finanzierungsgarantie-Gesellschaft) provides a guarantee of 96.25 percent of the nominal amount of EUR 2,250,000.00, and the remainder is guaranteed by Bank Austria Creditanstalt.

For the FFG-Investitionskredit (Bank Austria Creditanstalt) FFG provides an interest grant of 3% p.a. of the nominal amount of EUR 1,100,000.00 and a guarantee.

For the FFG-Kredit (Erste Bank) FFG provides a guarantee and an interest grant in the total amount of EUR 42,200.00, which is equivalent to 2% p.a. of the nominal amount of EUR 600,000.00.

For the FFG-Kredit (Bank Austria Creditanstalt) FFG provides a guarantee and an interest grant in the total amount of EUR 55,700.00, which is equivalent to 2% p.a. of the nominal amount of EUR 780,000.00.

For the AWS-Kredit (Erste Bank) AWS provides a guarantee for the total loan amount. For the provision of the guarantee AWS receives a fixed fee of 1.5% of the principal amount outstanding at the end of each half year, plus a variable payment. The variable payment will consist of an option fee in the amount of EUR 67,000, which has been agreed upon in connection with the Aphton transaction and which has been included in liabilities. The loan agreement also provides for a right to require a pledge on the patents for IGN101 as security for the guarantee from January 1, 2005 on. AWS has not yet required such a pledge.

For those loans granted in connection with funding for specific research projects; lenders could require repayment of these loans if the company does not provide sufficient funding of the projects for which the loans were granted.

As of December 31, 2004 scheduled principal repayments for interest-bearing loans were as follows:

Principal repayments
2005	868,557.67
2006	3,474,063.81
2007	705,624.33
2008	755,691.00
2009	525,691.00
thereafter	457,782.00

8. Common stock and Preferred stock

Share capital

The share capital comprises 6,189,500 registered no par value shares and is fully paid up. Of this share capital, 1,704,800 shares are common stock, 1,484,700 are Class A preferred shares and 3,000,000 are Class B preferred shares; the shares all bear equal voting rights.

Class B preferred shares have preference over Class A preferred shares and common stock in case of liquidation or winding up of the Company. Class A preferred shares have preference over common stock in case of liquidation or winding up of the Company. If in case of liquidation or winding up of the Company the proceeds exceed the paid-in capital for Class B preferred shares, the remaining proceeds shall be distributed pro rata to the holders of Class A preferred shares. If in case of liquidation or winding up of the Company the proceeds exceed the paid-in capital for Class B preferred shares and Class A preferred shares, the remaining proceeds shall be distributed pro rata to the common stock shareholders.

Igeneon Krebs-Immuntherapie	section V / 18
Forschungs- und Entwicklungs AG

Treasury shares

The 60,650 treasury shares held in trust for the Company by Wolfgang Hahnkamper have been released and transferred to management under the terms of the management participation program.

Conditional capital

In virtue of a resolution of the Shareholders’ General Meeting of August 2, 2001 and of the Management Board’s and the Supervisory Board’s resolutions of November 23, 2001 and December 17, 2001 respectively, there is conditional capital of EUR 495,000 to provide for a stock option plan for members of the Management Board and employees (“Management Plan”).

In the Annual General Meeting of March 6, 2002, the shareholders also approved further conditional capital of EUR 123,750 to provide for a stock option plan for members of the Supervisory Board and other advisors (“Supervisory Board Plan”).

In the General Meeting of October 31, 2002 the shareholders approved conditional capital of 2,476,000 no par value bearer shares for the purpose of conversion of the Convertible Bonds issued by the Company.

The conditional capital of the Company therefore amounts to EUR 3,094,750 in total.

Authorized capital

In an extraordinary Shareholders’ General Meeting held on February 19, 2004 the Management Board was authorized under section 169 Austrian Joint Stock Companies Act (Aktiengesetz) to increase the nominal share capital by an amount of up to EUR 3,094,750 by issuing 3,094,750 new registered no par value preferred shares (Series C) having preference in liquidation to previously existing classes of shares. The capital may only be used by the Management Board with the approval of the Supervisory Board for the conversion of the Convertible Bonds 2004 and 2002.

Igeneon Krebs-Immuntherapie	section V / 19
Forschungs- und Entwicklungs AG

At the times of award (granting the options) the plans were as follows:

Main conditions of plan	Management Participation Program	Management Plan	Supervisory Board Plan
Plan commencement	2001	2001	2002
Plan expiration	2001	2003	2003
Vesting period	2 to 4 years	Later of 1 year after IPO and 2 years of employment	Later of 1 year after IPO and 2 years of activity
Exercise price per share	€0,01 on average	€10	€10

Number of options granted
Executive Board members:
Gottfried Himmler	19,150	52,500
Eugen Stermetz	19,150	52,500

Supervisory Board members:
Günter Frankenne			9,900
Nikolaus Zacherl			13,200
Max Link			9,900
Jürg Meier			13,200
Jörg Neermann			6,600

Total, Executive/Supervisory Board	38,300	105,000	52,800

Other senior executives	22,350	238,350	0
Other employees or advisors	0	121,650	13,200

Total number of options granted	60,650	465,000	66,000

as of January 1, 2003
Options exercised	0	0	0
Options forfeited	0	0	0
Options outstanding	60,650	253,450	52,800
Options exercisable	0	0	0

as of December 31, 2003
Options exercised	0	0	0
Options forfeited	0	12,061	0
Options outstanding	60,650	452,939	66,000
Options exercisable	20,015	0	0

as of December 31, 2004
Options exercised	60,650	0	0
Options forfeited	0	37,532	0
Options outstanding	0	427,468	66,000
Options exercisable	0	0	0

No compensation costs are recognized for the Management Plan and the Supervisory Board Plan since the exercise of the option is contingent on a successful completion of an initial public offering which has not occurred. For the management participation program options, the difference between the exercise price and the assumed market value of the shares has been recognized as compensation expense under equity (in accordance with APB No.25). In 2004 60,650 options under the management participation program were exercised at an exercise price of EUR 0,00. The market values of the shares at the respective balance sheet dates have been determined on the basis of the values implicit in the terms of conversion of the convertible bond of the Company. Compensation costs for awards with pro rata vesting were allocated on a linear basis. No options were granted during 2003 and 2004.

Igeneon Krebs-Immuntherapie	section V / 21
Forschungs- und Entwicklungs AG

9. Income Taxes

Deferred income taxes are recognized in full, and then a valuation allowance has been made if the likelihood of recovery is less than 50%. For that reason the main reconciling items are tax losses of previous years and unused tax credits which have not been taken into account in calculating deferred taxes on income.

The following table summarizes the deferred taxes after reconciliation to US GAAP:

Deferred tax assets	2004	2003
Capitalized start-up costs	0.00	41,697.24
Tangible fixed assets	5,786.03	23,677.05
Inventories	0.00	395,948.30
Discount and transaction costs	148,681.47	0.00
Liability for severance payments	17,855.09	34,850.20
Convertible bonds	243,564.49	0.00
Other liabilities	0.00	1,047.95
Tax loss carried forward	16,075,000.00	13,963,874.47

Deferred tax assets	16,490,887.08	14,461,095.21

Deferred tax liabilities
Software	3,793.65	1,415.77
Leased assets	9,271.53	7,892.93
Financial assets	38.40	0.00
Current receivables	64,014.82	75,278.54

Deferred tax liabilities	77,118.40	84,587.24

Deferred taxes	16,413,768.68	14,376,507.97
Valuation allowance of net deferred tax assets	(16,413,768.68)	(14,376,507.97)
Total	0.00	0.00

Deferred tax assets/liabilities are calculated using the corporate income tax rate of 25% effective as of January 1, 2005 (prior years’ deferred income taxes have been calculated using the 34% tax rate). As of December 31, 2004, the Company had tax losses carried forward of EUR 64,300,000 and various income tax credits.

Igeneon Krebs-Immuntherapie	section V / 22
Forschungs- und Entwicklungs AG

Tax losses can be carried forward indefinitely. However tax losses carried forward may only be offset against up to 75% of profits per year.

Gross deferred tax assets result primarily from net operating loss and income tax credit carryforwards. Realization of these assets is dependent on the Company’s ability to generate sufficient future taxable income, prior to the expiration of the carryforwards, which is dependent on the completion of research and development activities and successful marketing of the Company’s various products. Due to the uncertainties related to the above and in accordance with guidance contained in SFAS No. 109, a valuation allowance has been provided for these deferred tax assets. Accordingly, these assets do not appear in the Company’s balance sheet at December 31, 2004 and 2003. The changes in the valuation allowance in the years ended December 31, 2004 and 2003 were EUR 2,037,261 and EUR 6,197,917, respectively. The effect of the change in the statutory tax rate on deferred taxes prior to valuation allowance was EUR 3.8 million.

The main effects that have an influence on the effective tax rate are permanent differences in connection with the beneficial conversion feature and the valuation allowance of deferred tax assets.

The components of tax expense are:

current tax	(3,500)
deferred tax	2,037,261
valuation allowance	(2,037,261)

10. Commitments and Contingencies

As of December 31, 2004, commitments under operating and capital leases were as follows:

	Operating leases	Capital leases
2005	282,577.68	324,435.39
2006	282,577.68	282,855.62
2007	282,577.68	155,021.55
2008	282,577.68	89,572.34
2009	282,577.68	4,896.69
thereafter	2,543,199.12	0.00

Total commitment		856,781.59

Book value		822,994.54

Operating leases consists of rental agreements that extend beyond the non-cancellable term for an unlimited period, until cancelled by the parties. Rental expenses amounted to EUR 293,397.82 (2003: EUR 299,552.23).

Reconciliation between minimum lease payments at December 31, 2004 and their present value is as follows:

in EUR	Dec 31, 2004
Minimum lease payments	856,781.59
Interest under leasing agreements	-33,787.05

Present value	822,994.54

Igeneon Krebs-Immuntherapie	section V / 23
Forschungs- und Entwicklungs AG

The Company is from time to time been subject to claims and contractual disagreements related to its ongoing business activities. The historical resolution of such matters has not been significant to operating results or financial position, and management does not believe that the resolution of any existing matters would have a significant impact on its results of operations or its financial position. It is possible, however, that future results of operations for any particular period could be materially affected by changes in the Company’s assumptions or the effectiveness of its strategies related to such matters.

11. Related parties disclosures

A consultancy agreement concluded in October 2001 with ECOVAC GmbH, Oberwil, Switzerland, provides for an annual consultancy fee payable to ECOVAC of approximately EUR 180,000. Helmut Eckert, who is also a shareholder in the Company and until May 5, 2004 was a member of Igeneon’s Supervisory Board, holds 90 percent of the shares in ECOVAC GmbH. The agreement was terminated with effect from June 30, 2004. Expenses hereunder amounted to EUR 90,000 in 2004 (2003: EUR 180,000); there were no amounts owed by the Company as of December 31, 2004 and as of December 2003.

As with all members of the Scientific Advisory Board, the Company has entered into a consulting agreement with Helmut Samonigg, who is also a member of the Supervisory Board. The agreement, which dates from December 2002, provides for an annual minimum fee of EUR 24,000 for a minimum of 8 consulting days per year. Expenses hereunder amounted to EUR 24,469 in 2004 (2003: EUR 11,827); there were no amounts owed to the Company as of December 31, 2004 and there were no amounts owed by the Company as of December 31, 2003.

Günther Frankenne, a member of the Supervisory Board, has provided occasional consulting services for a daily fee of EUR 1,500. Expenses hereunder amounted to EUR 22,964 in 2004 (2003: EUR 40,387); an amount of EUR 3,274 was owed by the Company as of December 31, 2004 and there were no amounts owed by the Company as of December 31, 2003.

Igeneon Krebs-Immuntherapie	section V / 24
Forschungs- und Entwicklungs AG

12. Subsequent Events

The vote and approval by Aphton stockholders required for the closing of the Transaction (see also Note 6), under which Aphton Corporation (Nasdaq: APHT) acquires 100% of the equity of Igeneon, took place on March 22, 2005. The Transaction therefore closed on March 24, 2005.

As of December 31, 2004 there were 427,468 options outstanding under Management Plan and 66,000 under Supervisory Board Plan (see Note 8). The Stock Option Plans provide for a cash settlement of the options in case of a trade sale such as the Transaction. However since the price paid in the Transaction was below the exercise price of the options, the options have been settled for zero.

Vienna, June 8, 2005

Preparer:

Igeneon Krebs-Immuntherapie

Forschungs- und Entwicklungs AG

/s/ Manfred Rüdiger
Manfred Rüdiger
/s/ Gottfried Himmler
Gottfried Himmler
/s/ John McCafferty
John McCafferty
/s/ Donald Henderson
Donald Henderson
/s/ Steve Goth
Steve Goth